UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

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ALABAMA AIRCRAFT INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Alabama Aircraft Industries, Inc.

1943 North 50th Street

Birmingham, Alabama 35212

April 15, 2008

To the stockholders of Alabama Aircraft Industries, Inc.:

You are cordially invited to attend the annual meeting (the “Annual Meeting”) of stockholders of Alabama Aircraft Industries, Inc. (formerly Pemco Aviation Group, Inc.), a Delaware corporation (the “Company”), to be held at 9:00 a.m., local time, on Thursday, May 15, 2008, at the Company’s principal executive offices at 1943 North 50th Street, Birmingham, Alabama 35212. The Notice of Annual Meeting, a Proxy Statement and a form of Proxy accompany this letter. Also enclosed is the Company’s 2007 Annual Report on Form 10-K.

Information about the Annual Meeting and the various matters on which the stockholders will act is included in the enclosed Notice of Annual Meeting and Proxy Statement. Please carefully consider the enclosed Proxy Statement and execute and return your Proxy so that the Company may be assured of the presence of a quorum at the Annual Meeting. A postage prepaid envelope is enclosed for your convenience in replying. The prompt return of your Proxy will be of great assistance in reducing the expense of subsequent mailings. If you attend the Annual Meeting, and so elect, you may withdraw your Proxy and vote in person.

Sincerely,

Ronald A. Aramini
President and Chief Executive Officer

Alabama Aircraft Industries, Inc.

1943 North 50th Street

Birmingham, Alabama 35212

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS

To the stockholders of Alabama Aircraft Industries, Inc.:

Notice is hereby given that the annual meeting of stockholders (the “Annual Meeting”) of Alabama Aircraft Industries, Inc. (formerly Pemco Aviation Group, Inc.) (the “Company”) will be held at 9:00 a.m., local time, on Thursday, May 15, 2008, at the Company’s principal executive offices at 1943 North 50th Street, Birmingham, Alabama 35212.

The Annual Meeting is being called for the following purposes:

1.	To elect two Class II directors to serve on the board of directors of the Company (the “Board”) for a three-year term expiring at the 2011 Annual Meeting.

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board has fixed the close of business on March 20, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

The Board unanimously recommends that you vote in favor of the election to the Board of each nominee named in the Proxy Statement.

Accompanying this Notice of Annual Meeting is a Proxy. Whether or not you expect to attend the Annual Meeting, please complete, sign and date the enclosed Proxy and return it promptly. If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

All stockholders are cordially invited to attend the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Ronald A. Aramini
President and Chief Executive Officer

Birmingham, Alabama

April 15, 2008

Alabama Aircraft Industries, Inc.

1943 North 50th Street

Birmingham, Alabama 35212

PROXY STATEMENT

General

The board of directors (the “Board”) of Alabama Aircraft Industries, Inc. (formerly Pemco Aviation Group, Inc.) (the “Company”) is soliciting the enclosed Proxy for use at the annual meeting of stockholders to be held on May 15, 2008, at 9:00 a.m., local time, at the principal executive offices of the Company located at 1943 North 50th Street, Birmingham, Alabama 35212 (the “Annual Meeting”). This Proxy Statement was first mailed to stockholders on or about April 15, 2008.

All stockholders who find it convenient to do so are cordially invited to attend the Annual Meeting in person. In any event, please complete, sign, date and return the Proxy in the enclosed envelope.

Voting

Stockholders of record at the close of business on March 20, 2008 will be entitled to vote at the Annual Meeting. As of March 20, 2008, 4,128,950 shares of common stock, par value $.0001 per share, of the Company (the “Common Stock”) were outstanding. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock, present in person or represented by proxy at the Annual Meeting, constitutes a quorum.

Once a quorum of the stockholders is established, the following votes are required to approve each item of business at the meeting:

•	Election of Class II Directors: A plurality of the votes cast at the Annual Meeting (in person or by proxy) is required to approve the election of Class II directors.

•

Other Items: The affirmative vote of the holders of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve any other items of business.

Abstentions and “broker non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum.

Revocability of Proxies

A Proxy may be revoked by written notice to the Vice President—Legal and Corporate Affairs of the Company at any time prior to the voting of the Proxy, by executing a later-dated Proxy or by attending the Annual Meeting and voting in person. Unless instructed to the contrary, unrevoked Proxies will be voted for the election of the nominees to the Board.

Solicitation

The cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and Proxy is being borne by the Company.

PROPOSAL 1

ELECTION OF CLASS II DIRECTORS

General

The Board currently consists of seven directors that are divided into three classes, with staggered terms of office. The term of office of each class expires in successive years. The term for the Class III directors, Messrs. Joyal and Tennenbaum, will expire in 2009. The term for the Class I directors, Messrs. Aramini, Bowling and Yates, will expire in 2010. The term for the Class II directors, Messrs. Wilson and Richards, expires at the Annual Meeting. The Board is recommending the election of Hugh Steven Wilson and Thomas C. Richards as Class II directors. Each of the Class II directors elected at this Annual Meeting will serve a three-year term expiring at the 2011 Annual Meeting of Stockholders or until his respective successor is elected and qualified, or until his earlier resignation or removal.

Vote Required; Board Recommendation

The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to elect the two director nominees to the Board. Accordingly, abstentions and broker non-votes as to the election of directors will not affect the election of the nominees receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the Proxies will be voted for the election of each of the two nominees named below as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the shares represented by the Proxies will be voted for another person or persons designated by the Board. In no event will the Proxies be voted for more than two nominees.

The Board unanimously recommends that you vote in favor of the election to the Board of each nominee named in this Proxy Statement.

Director Nominees and Current Directors

The names of the nominees and the directors who will continue to serve unexpired terms and certain information relating to them, including the business experience of each, follow.

Nominees

Hugh Steven Wilson (age 60) was appointed as a member of the Board in 2006. He has been a Managing Partner of Tennenbaum Capital Partners, LLC (“TCP”), a private investment firm, since January 2005. Prior to joining TCP, Mr. Wilson was a partner at the international law firm of Latham & Watkins LLP. He was Global Co-Chair of Latham & Watkins’ Mergers and Acquisitions Practice Group and former Chairman of the national Litigation Department and the national Mergers and Acquisitions Litigation Practice Group. He is a graduate of the University of Chicago Law School and received a Master of Laws degree from Harvard Law School. Mr. Wilson received his undergraduate degree from Indiana University.

Thomas C. Richards (age 78) was appointed as a member of the Board in 1995. General Richards was President of the National Security Industrial Association of Washington, D.C., a nonprofit corporation, from 1995 until 1997. General Richards has served as a consultant to The Mitre Corporation of Fairfax, Virginia, Mantech International of Fairfax, Virginia, and ICON Systems of San Diego, California, companies involved in the aviation and defense industry, since 1994. He was appointed by the President of the United States as the Administrator of the Federal Aviation Administration from 1991 to 1992, after having served on the Aviation Security and Terrorism Commission, which was formed by the President of the United States to review the Pan Am 103 accident. General Richards retired as a four star General from the U.S. Air Force in 1989 after 33 years of service, the last three of which were spent commanding the day-to-day operations of the U.S. European

Command. General Richards currently serves on the advisory board of the Falcon Foundation. He received a B.A. from the Virginia Institute of Technology and an M.A. in Communications from Pennsylvania State University and attended the Army War College.

Directors Whose Terms Expire in 2009

Robert E. Joyal (age 63) was appointed to the Board in 2003. Mr. Joyal was the President of David L. Babson & Company, Inc. (“Babson”), an investment management firm, a position that he held from 2001 until his retirement in June 2003. Mr. Joyal served as Managing Director of Babson from 2000 to 2001. He also served as Executive Director (1997-1999) and Vice President and Managing Director (1987-1997) of the Massachusetts Mutual Life Insurance Company. Mr. Joyal is a trustee of each of MassMutual Corporate Investors and MassMutual Participation Investors and a director of MassMutual Select Funds and the MM Series Investment Fund. Mr. Joyal is also a director of Scottish Reinsurance Group Limited and a director of Jefferies Group, Inc.

Michael E. Tennenbaum (age 72) was appointed Chairman of the Board in 1999. Mr. Tennenbaum is Senior Managing Partner and Founder of Tennenbaum Capital Partners, LLC (“TCP”), which manages private funds with assets of over $7 billion. The partners in the funds include some of the leading financial institutions both in the United States and abroad. Mr. Tennenbaum currently serves on the boards of a number of both public and private companies. His board service has included the chairmanship of all significant board committees as well as of the boards themselves. Previously, Mr. Tennenbaum was a Wall Street executive where he managed various departments, including Investment Banking, Risk Arbitrage, and Options. A graduate of the Georgia Institute of Technology with a degree in Industrial Engineering, Mr. Tennenbaum received a Masters in Business Administration, with honors, from Harvard University.

Directors Whose Terms Expire in 2010

Ronald A. Aramini (age 62) was appointed as a member of the Board and became President and Chief Executive Officer of the Company in 2000. From 1996 to 1999, Mr. Aramini served as the Senior Vice President-Operations for America West Airlines, Inc. Prior to this position, he served as President and Chief Executive Officer of Allegheny Airlines from 1993 to 1996.

Harold T. “Skip” Bowling (age 73) was appointed to the Board in 1999 and as Vice Chairman of the Board in 2000. Mr. Bowling was an executive with Lockheed Martin for 43 years. From 1995 until his retirement in 1997, he served as President of Lockheed Martin Aeronautics International (military/commercial aircraft maintenance/modification business). Mr. Bowling serves on the Board of Trustees for St. Joseph Hospital in Burbank, California. Mr. Bowling received a B.S. in Aeronautical Engineering from the Georgia Institute of Technology and an M.B.A. from Georgia State University.

Ronald W. Yates (age 69) was appointed as a member of the Board in 2001. General Yates is an independent consultant to the aerospace industry. General Yates retired as a four star General from the U.S. Air Force in 1995, after 35 years of service, the last three of which were spent commanding the day-to-day operations of the Air Force Material Command. General Yates serves on the Board of Directors for On Stream Media Corp. and is a trustee under a special security arrangement with Eagle Picher Corp. Additionally, General Yates is a member of the Board of Visitors of the National Defense University and a member of the Board of Directors of the U.S. Air Force Academy’s Association of Graduates. He is a graduate of the U.S. Air Force Academy and received a Masters Degree in Systems Management from the University of Southern California.

Director Independence

Nasdaq listing standards require that the Company have a majority of independent directors. Accordingly, because the Board currently has seven members, Nasdaq requires that at least four of the directors be independent. Nasdaq’s listing standards provide that no director will qualify as “independent” for these purposes unless the Board affirmatively determines that the director has no relationship with the Company that would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director. Additionally, the listing standard sets forth a list of relationships that would preclude a finding of independence.

The Board affirmatively determines the independence of each director and nominee for election as a director. The Board makes this determination annually. In accordance with Nasdaq’s listing standards, we do not consider a director to be independent unless the Board determines (1) that no relationships exist that would preclude a finding of independence and (2) that the director has no relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) that would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities as a director. Members of the audit, compensation and nominating and corporate governance committees must also meet applicable independence tests of Nasdaq and the Securities and Exchange Commission (the “SEC”).

The Board annually reviews a summary of directors’ responses to a questionnaire asking about their relationships with the Company, as well as material provided by management related to transactions, relationships or arrangements between the Company and the directors and parties related to the directors. After deliberation, the Board determined that four non-employee directors (Messrs. Joyal, Bowling, Yates, and Richards) are independent, and that the members of the audit, compensation and nominating and corporate governance committees also satisfy the independence tests referenced above. There were no transactions, relationships or arrangements that were considered for purposes of determining the independence of the four directors listed above.

Information Concerning the Board and Certain Committees Thereof

The Board.    The Board held nine meetings during 2007. All incumbent directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings of the committees of the Board on which such directors served. The independent directors hold executive sessions without management on a regular basis.

Audit Committee.    The Company has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee, which currently consists of Messrs. Joyal, Richards and Yates, met seven times during 2007. The Board has determined that Mr. Joyal is an “audit committee financial expert” as that phrase is defined under the regulations promulgated by SEC. All of the members of the Audit Committee are “independent directors” as defined in The Nasdaq Stock Market, Inc. Marketplace Rules and are “independent” under applicable SEC rules.

The Audit Committee operates under a written charter adopted by the Board on April 21, 2004. The Audit Committee reviews the annual audits by the Company’s independent public accountants, reviews and evaluates internal accounting controls, recommends the selection of the Company’s independent public accountants, reviews and passes upon (or ratifies) related party transactions and conducts such reviews and examinations as it deems necessary with respect to the practices and policies of, and the relationship between, the Company and its independent public accountants. See “AUDIT COMMITTEE REPORT.”

Compensation Committee.    The Compensation Committee, which currently consists of Messrs. Richards and Bowling, met two times during 2007. All members of the Compensation Committee are “independent directors” as defined in The Nasdaq Stock Market, Inc. Marketplace Rules. The Compensation Committee has the following duties:

•	make recommendations to the Board on executive compensation;

•	select those persons eligible to receive grants of stock, stock options and stock appreciation rights under the Company’s Nonqualified Stock Option Plan;

•	review and approve all compensation for officers whose annual base salaries are greater than or equal to $150,000;

•

establish and periodically review compensation policies concerning perquisites, bonuses, employee benefits, deductibility of compensation under Section 162(m) of the Code, change in control payments, indemnification and insurance matters; and

•	administer all employee benefit plans.

The Compensation Committee has the sole authority to determine the CEO’s compensation. In exercising its duties the Compensation Committee did not rely upon the advice of an outside compensation consultant. Mr. Aramini assists the Compensation Committee by providing performance evaluations and recommendations on compensation for officers other than himself.

Executive Committee.    The Executive Committee, which currently consists of Messrs. Tennenbaum and Bowling, did not meet during 2007. The primary function of the Executive Committee is director-level review and approval of non-routine matters of significance during the periods between scheduled meetings of the Board.

Finance Committee.    The Finance Committee, which currently consists of Messrs. Wilson, Joyal and Bowling, met eleven times during 2007. The primary function of the Finance Committee is to monitor the periodic financial results of the Company and evaluate the performance of investment managers for the Company’s pension plan.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee currently consists of Messrs. Bowling and Richards. Both members of the Nominating and Corporate Governance Committee are “independent directors” as defined in The Nasdaq Stock Market Marketplace Rules. Among other things, the Nominating and Corporate Governance Committee recommends individuals for election to the Board, develops guidelines for Board compensation and reviews and administers the Company’s corporate governance guidelines. The Nominating and Corporate Governance Committee met one time in 2007 and nominated the current Board nominees for Class II directors as described in this Proxy Statement.

Strategic Action Committee.    The Strategic Action Committee, which currently consists of Messrs. Bowling, Richards and Yates, met six times during 2007. The primary function of the Strategic Action Committee is to advise the Company on matters relating to corporate objectives and strategic initiatives.

Director Nomination Process

The Company’s bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board. Stockholders wishing to submit nominations must notify the Company of their intent to do so on or before the date on which stockholder proposals to be included in the proxy statement for the stockholder meeting must be received by us as set forth under “DEADLINE FOR STOCKHOLDER PROPOSALS.”

The Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for it to recommend them to the Board, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board. The Nominating and Corporate Governance Committee, however, has established certain criteria it considers as guidelines in determining nominations to the Company’s Board. The criteria include, among other criteria the Nominating and Corporate Governance Committee may deem appropriate: (1) personal and professional integrity, ethics and values, (2) experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment, (3) experience in the Company’s industry and with relevant social policy concerns, (4) experience as a board member of another publicly held company, (5) academic expertise in an area of the Company’s operations and (6) practical and mature business judgment, including ability to make independent analytical inquiries.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating and Corporate Governance Committee’s criteria for Board service are re-nominated. As to new candidates, the Nominating and Corporate Governance Committee generally polls the Board members and members of management for their recommendations. The Nominating and Corporate Governance Committee may also review the composition and qualification of the boards of directors of the Company’s competitors, and may seek input from industry experts or analysts. The Nominating and Corporate Governance Committee reviews the qualifications, experience and background of the candidates. Final candidates may be interviewed by the independent directors and executive management. In making its determinations, the Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating and Corporate Governance Committee makes its recommendation to the Board. Recommendations received from stockholders will be processed and are subject to the same criteria as are other candidates recommended to the Nominating and Corporate Governance Committee. Historically, the Nominating and Corporate Governance Committee has not relied on third-party search firms to identify Board candidates. The Nominating and Corporate Governance Committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Stockholder Communications with the Board of Directors

The Board has adopted the following procedures for stockholders to send communications to the Board or individual directors of the Company:

Stockholders seeking to communicate with the Board should submit their written comments to the Vice President—Legal and Corporate Affairs of the Company, Alabama Aircraft Industries, Inc., 1943 North 50th Street, Birmingham, Alabama 35212. The Vice President – Legal and Corporate Affairs of the Company will forward all substantive, responsible communications (excluding routine advertisements, business solicitations and communications that he or she, in his or her sole discretion, deems to be a security risk or for harassment purposes) to each member of the Board, or, if applicable, to the individual director(s) named in the correspondence with a courtesy copy to the Chairman of the Board.

Board Attendance at Annual Meetings

The Company encourages all directors and director nominees to attend the Annual Meeting. In 2007, five of the seven directors attended the Annual Meeting.

Code of Ethics

The Company has established a Code of Ethics & Business Conduct (the “Code of Ethics”) that applies to its officers (including its chief executive officer, chief financial officer and controller), directors and employees. The Code of Ethics contains general guidelines for conducting the Company’s business consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K promulgated by the SEC.

Corporate Governance Documents

The Company’s corporate governance documents, including the Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter and Code of Ethics, are available, free of charge, on its website at www.alabamaaircraft.com under the heading “Investors.” The information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.

Compensation of the Company’s Directors

Through September 30, 2007, the Company had an arrangement whereby each outside director earned an annual retainer of $28,000 plus $2,000 for each committee on which he served as Chairman, and $2,000 plus expenses for attendance at each meeting of the Board. The directors also earned $2,000 plus expenses in connection with attendance at each committee meeting, except when a committee met in conjunction with a full Board meeting. On October 8, 2007, the Board elected to reduce its Board and committee fees for the period beginning October 1, 2007 through September 30, 2008 in light of the announcement that the Company had not been awarded the new KC-135 contract. All directors are now being compensated at a rate of $5,000 per quarter, $1,000 plus expenses for attendance at each meeting of the Board and $1,000 plus expenses in connection with attendance at each committee meeting, unless held in conjunction with a full Board meeting. No additional compensation is paid to committee chairs.

Pursuant to the Company’s Nonqualified Stock Option Plan, outside directors each receive an annual grant of options for 20,000 (15,000 in 2008) shares of Common Stock on the same date on which the Compensation Committee makes its annual grant of options to the Company’s officers and other key employees. The exercise price of the options granted to outside directors is the fair market value of the Common Stock on the date of the grant. All options granted to outside directors are immediately vested. For 2008 grants, the Board of Directors determined that the Company’s stock was undervalued versus recent trades on the NASDAQ stock exchange. All 2008 options granted to directors have an exercise price of $6.00 per share versus a closing sales price of $2.97 per share on NASDAQ on the date of grant.

The Company also has an arrangement whereby non-employee directors are compensated for special project work for Company-related activities that are outside of their normal duties as directors and members of committees of the Board. The arrangement provides for compensation at the rate of $2,000 per eight-hour day. During 2007, the Company paid the following amounts to non-employee directors for such special assignments: Michael E. Tennenbaum—$68,000; Harold T. “Skip” Bowling—$14,000; and Hugh Steven Wilson—$2,000. Mr. Tennenbaum’s assignments primarily related to assistance with the sale of Pemco World Air Services (“PWAS”), assistance with negotiations to sell Space Vector Corporation (“SVC”) and assistance with the KC-135 proposal. Mr. Bowling’s assignments primarily related to monitoring current AAII- Birmingham (formerly Pemco Aeroplex, Inc.) programs and assistance with the KC-135 proposal. Mr. Wilson’s assignments primarily related to assistance with the sale of PWAS and assistance with the KC-135 proposal.

The following table is a summary of the compensation paid or accrued during 2007, with regard to the non-employee directors of the Company. Although Mr. Aramini receives compensation as a director, such amounts are included in his compensation on the Summary Compensation Table on page 9.

2007 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1) (2)	All Other Compensation ($)		Total ($)
Robert E. Joyal	$74,000	$—	$—		$74,000
Michael E. Tennenbaum	$39,500	$72,306	$68,000	(3)	$179,806
Harold T. “Skip” Bowling	$76,500	$72,306	$14,000	(4)	$162,806
Ronald W. Yates	$61,000	$72,306	$—		$133,306
Hugh Steven Wilson	$58,000	$72,306	$2,000	(5)	$132,306
Thomas C. Richards	$65,000	$72,306	$—		$137,306

(1)	Represents the dollar amount recognized for financial statement reporting purposes in accordance with FAS123(R) and using the assumptions set forth in Note 8 to the Consolidated Financial Statements contained in the Company’s Form 10-K for the year ending December 31, 2007 and filed with the SEC on March 31, 2008.

(2)	As of December 31, 2007, the following stock options were outstanding and exercisable for each director, respectively: Mr. Joyal—23,333; Mr. Tennenbaum—124,844; Mr. Bowling—129,498; Mr. Yates—83,708; Mr. Wilson—20,000; Mr. Richards—148,000.

(3)	Includes special assignment fees of $68,000 related to the sale of PWAS, negotiations to sell SVC and assistance with the KC-135 proposal.

(4)	Includes special assignment fees of $14,000 related to monitoring current AAII-Birmingham programs and assistance with the KC-135 proposal.

(5)	Includes special assignment fees of $2,000 related to the sale of PWAS and assistance with the KC-135 proposal.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Management

The following table sets forth certain information with respect to each of the executive officers who served as executive officers of the Company as of March 20, 2008.

Name	Age	Position
Ronald A. Aramini	62	President, Chief Executive Officer and Director
Randall C. Shealy	44	Senior Vice President and Chief Financial Officer
Doris K. Sewell	49	Vice President – Legal and Corporate Affairs

Ronald A. Aramini was appointed as a member of the Board and became President and Chief Executive Officer of the Company in 2000. From 1996 to 1999, Mr. Aramini served as the Senior Vice President-Operations for America West Airlines, Inc. Prior to this position, he served as President and Chief Executive Officer of Allegheny Airlines from 1993 to 1996.

Randall C. Shealy joined the Company in December 2004, serving as the Company’s Vice President—Accounting until his appointment as Chief Accounting Officer in May 2005. In April 2006, Mr. Shealy was promoted to Senior Vice President and Chief Financial Officer of the Company. From 2000 to 2004, Mr. Shealy served as Chief Financial Officer of Southern Research Institute located in Birmingham, Alabama. From 1985 to 2000, Mr. Shealy was employed in various capacities with Ernst & Young LLP in Birmingham, Alabama.

Doris K. Sewell has served as Vice President—Legal and Corporate Affairs of the Company since 2000. From 1995 to 2000, Ms. Sewell served as Vice President, Corporate Counsel for Just For Feet, Inc. From 1990 to 1995, Ms. Sewell served as In-House Counsel for Bruno’s Inc.

Executive Compensation

The following table sets forth a summary of the compensation paid or accrued during each of the last two fiscal years with regard to (1) the Company’s Chief Executive Officer and (2) the two other most highly compensated executive officers of the Company who were serving as executive officers as of December 31, 2007 and whose total compensation exceeded $100,000 during 2007 (collectively the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Options Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Ronald A. Aramini	2007	$342,368	$—	$133,230	$35,398	$510,996
President and Chief Executive Officer	2006	$342,368	$185,000	$229,214	$455,535	$1,212,117

Randall C. Shealy	2007	$185,016	$—	$62,170	$—	$247,186
Senior Vice President and Chief Financial Officer	2006	$177,528	$100,000	$51,243	$—	$328,771

Doris K. Sewell	2007	$178,890	$—	$49,244	$—	$228,134
Vice President – Legal and Corporate Affairs	2006	$177,588	$40,000	$74,164	$—	$291,752

(1)	Represents the compensation costs of stock options for financial reporting purposes for 2007 and 2006 under FAS 123(R), rather than the amounts paid to or realized by the named executive officer. See Note 8 to the consolidated financial statements in our Form 10-K for the year ended December 31, 2007 for the assumptions made in determining the 123(R) values. There can be no assurance that the 123(R) amounts will be realized.

(2)	Reflects $12,000 in director fees and $18,353 in auto allowance for 2007. In addition, $5,045 of premiums were paid on a life insurance policy for Mr. Aramini’s benefit in 2007. Reflects, in 2006, $359,861 contributed to Mr. Aramini’s executive deferred compensation arrangement in January 2007. Also reflects $32,000 in housing allowance, $24,000 in board meeting fees, $19,470 in auto allowance and $15,159 in spousal travel provided by the Company to Mr. Aramini in 2006. In addition, in 2006, $5,045 of premiums were paid on a life insurance policy for Mr. Aramini’s benefit and $2,467 reflects the Company paid portion of various life and disability insurance policies.

Written Employment Arrangements

The Company has provided the Chief Executive Officer, the Chief Financial Officer and the Vice President—Legal and Corporate Affairs with letters of employment dated January 21, 2008, October 1, 2006 and March 2, 2000, respectively. The material terms of the letters are substantially the same, whereby the Company agrees to provide base salary, short-term and long-term incentive compensation, a signing bonus, eligibility for annual option grants that vest over a four-year period and change of control provisions consisting of one year’s base salary.

The Company has a deferred compensation arrangement for its Chief Executive Officer. The Company funds the deferred compensation arrangement by making contributions to a rabbi trust. The contributions are invested in U.S. treasury bills, and do not include Company Common Stock. The fair market values of the trust’s assets at December 31, 2007 and 2006 were $2.9 million and $2.4 million, respectively. On December 28, 2006, the Company and Mr. Aramini amended the deferred compensation arrangement to provide that the Company would contribute $359,861 during January 2007 for the 2006 calendar year but would eliminate any further contributions to the arrangement thereafter. Such amendment thereby eliminated the Company’s obligation to make a final $380,326 lump sum contribution for the 2007 calendar year. In February 2008, Mr. Aramini was paid from the rabbi trust assets in accordance with the terms of the deferred compensation arrangement approximately $2.1 million upon expiration of his employment agreement. The remaining balance may only be paid upon retirement, death or termination of Mr. Aramini’s employment.

Short-Term Incentive Compensation

Beginning in 2006, the Board departed from its traditional methodology in determining whether to award cash bonuses to named executive officers, which previously had been dependent upon the satisfaction of objective performance criteria and individual performance goals. Instead, the Board has established more subjective criteria in deciding whether to award cash bonuses to the named executive officers. With respect to 2006, even though operational and financial metrics in the 2006 annual business plan were not met, the Board elected to utilize its discretion to award cash incentive bonuses to certain named executive officers for progress made toward strategic goals, including cash management, divestiture of certain assets and settlement of certain litigation. There were no short-term incentive compensation payments for 2007.

On April 23, 2002, the Company loaned Ronald A. Aramini, its President and Chief Executive Officer, $425,000 at a fixed interest rate of 5% per annum and payable within 60 days of Mr. Aramini’s termination of employment with the Company. On February 1, 2008, the Company forgave in full the outstanding balance on such loan, including all accrued and unpaid interest to date, totaling $441,476. Such forgiveness was in recognition of Mr. Aramini’s dual role as Chief Executive Officer of the Company and as acting President of the Company’s former subsidiary, PWAS, and Mr. Aramini’s critical role in the successful sale of PWAS.

Long-Term Equity Incentive Compensation

The Compensation Committee has the authority to make equity awards to named executive officers in the form of stock options under the Company’s Nonqualified Stock Option Plan. Stock options granted under the option plan vest over time and at the discretion of the Compensation Committee may be subject to the satisfaction of performance criteria. Under this plan, the Compensation Committee’s decision on whether to grant stock options is based upon the Company’s attainment of its financial goals. With respect to option grants made in 2006 and 2007, the Compensation Committee subjectively determined the size of the option grants based upon the prior achievement by the named executive officers of goals related to cash management, divestiture of certain assets and litigation settlement. The selection of option grant recipients and grant levels are recommended by the Chief Executive Officer to the Compensation Committee and by the Compensation Committee with regard to the Chief Executive Officer. The full Board votes upon long-term equity compensation grants to the named executive officers as recommended by the Compensation Committee. Option grants are generally made in the first quarter of the calendar year (aligned with the Company’s first quarter Board meeting), with 25% of the options vesting immediately on the date of the grant, and 25% vesting annually thereafter for three years. The timing of option grants is not made in connection with the public release of material non-public information, such as earnings press releases. On March 15, 2007, the Company granted the following stock options to the named executive officers to purchase the Company’s common stock with an exercise price of $8.35 and a ten-year term: Mr. Aramini—20,000 shares; Mr. Shealy—16,000 shares; and Ms. Sewell—12,000 shares.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain summary information concerning outstanding stock options at December 31, 2007 for the named executive officers.

Outstanding Equity Awards At 2007 Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Ronald A. Aramini	7,500	22,500	$8.35	3/15/2017
	5,000	5,000	$17.38	4/5/2016
	5,625	1,875	$26.15	3/7/2015
	25,000	—	$35.70	3/1/3014
	20,000	—	$22.95	5/13/2013
	20,000	—	$22.95	5/13/2013
	30,000	—	$24.53	2/27/2013
	30,000	—	$16.49	3/4/2012
	20,000	—	$16.49	3/4/2012
	20,000	—	$10.59	3/8/2011
	98,040	—	$8.72	1/1/2010

Randall C. Shealy	4,000	12,000	$8.35	3/15/2017
	750	750	$17.38	4/5/2016
	5,000	5,000	$17.66	4/1/2016

Doris K. Sewell	3,000	9,000	$8.35	3/15/2017
	1,000	1,000	$17.38	4/5/2016
	2,250	750	$26.15	3/7/2015
	12,000	—	$35.70	3/1/2014
	14,000	—	$24.53	2/27/2013
	12,000	—	$16.49	3/4/2012
	4,500	—	$10.59	3/8/2011

(1)	Options vest 25% immediately on the date of the grant, and 25% vesting annually thereafter for three years.

Retirement Benefits

Pension Plan

The Company maintains a tax qualified defined benefit plan (the “Pension Plan”) in which each of our named executive officers participate. The Pension Plan is subject to certain maximum benefit provisions. The Pension Plan benefit formula is equal to:

(a)	Compensation for the last five years of benefit service not to exceed $225,000 for 2007, multiplied by 1% then multiplied by the employee’s years of credited service (not to exceed 30 years), plus

(b)	$144 multiplied by the employee’s years of credited service (not to exceed 30 years).

The compensation utilized in the Pension Plan formula includes base pay and does not consider any bonuses. As of December 31, 2007, the approximate years of credited service for each of the named executive officers were as follows: Mr. Aramini-8 years, Mr. Shealy-3 years and Ms. Sewell-8 years. Pension Plan benefits are not subject to deduction for Social Security or other offset amounts.

401(K) Savings Plan

On November 2, 1990, the Board adopted a 401(k) Savings Plan for employees of the Company and its subsidiaries effective October 1, 1990 (the “401(k) Plan”), which is qualified under Subsection 401(k) of the

Internal Revenue Code. All employees of the Company and its subsidiaries who (1) are not covered by any collective bargaining agreement and (2) have attained age 21, may join the 401(k) Plan. In addition, certain firefighter and security employees who are covered by a collective bargaining agreement are eligible to join the 401(k) Plan. The 401(k) Plan allows employees to defer some of their pre-tax income by investing in the 401(k) Plan. Deferred amounts representing up to 15% of compensation per year (in 2007 not to exceed $15,500 for employees under the age of 50, and $20,500 for employees aged 50 and above) can be deposited in the 401(k) Plan where they may earn income tax-free until distribution. Although the 401(k) Plan allows for matching contributions by the Company, as of the date of this Proxy Statement, matching contributions have only been made for firefighter and security employees who are covered by a collective bargaining agreement. An administrative committee composed of three employees of the Company currently administers the 401(k) Plan. Directors who are not also employees of the Company are not eligible to participate in the 401(k) Plan.

Potential Payments Upon Termination or Change in Control

Severance Benefits

On January 21, 2008, the Compensation Committee of the Company approved the Alabama Aircraft Industries, Inc. Executive Retention Plan (the “Executive Retention Plan”), which replaces the Pemco Aviation Group, Inc. Separation Benefit Plan, which terminated on December 1, 2007. The Executive Retention Plan is designed to act as a retention incentive by providing certain executives of the Company (including each of the named executive officers) with severance payments in the event their employment is terminated during 2008 by the Company without cause or by the executive for good reason.

The Executive Retention Plan provides that if, prior to January 1, 2009, a covered executive’s employment is terminated by the Company without cause or by the executive for good reason, and the executive is ineligible for severance payments under another existing employment letter, agreement, or arrangement (see Change of Control Payments below), then the executive will receive severance of one year’s base salary payable over one year and a post-tax lump sum payment in an amount equal to value of one year of group health insurance continuation (COBRA) premiums. The Executive Retention Plan will terminate upon the later of December 31, 2008 or the date as of which all payments due to be made under it have been made. No payments will be under the Executive Retention Plan if an executive’s employment is terminated by the Company at any time for cause or if the executive resigns without good reason.

Change of Control Payments

All of the Company’s named executive officers have worked diligently to achieve goals and long-term objectives as set out by the Board. The Board believes it is important to protect the named executive officers’ financial interests in the event of a change of control in the Company. The Board also believes that it serves the best interests of stockholders when executives and senior management are aligned in maximizing the value of the organization. Accordingly, the named executive officers’ employment letters grant certain rights to the executives in the event of a change of control of the Company. A “Change of Control” is defined as (a) the incumbent Board ceasing to constitute a majority of the Board; (b) an individual, entity or group not a member of the incumbent Board acquiring beneficial ownership of more than 50% of the Company’s voting securities; or (c) stockholder approval of a merger, consolidation, sale or disposition of all or substantially all of the assets or a plan of liquidation or dissolution of the Company. Exceptions to (c) occur if (1) holders of the Company’s voting securities immediately prior to the merger or consolidation hold at least a majority of the voting power of the Company following the merger or consolidation; (2) the merger or consolidation is effected to implement a recapitalization pursuant to which no person, entity or group acquires more than 50% of the Company’s voting power; or (3) the Company is the surviving corporation of a merger or consolidation and the transaction is determined by the Board not to be a Change of Control. Upon the occurrence of a Change of Control of the Company, each of the named executive officers’ unvested options will automatically vest. In addition, if the executive’s employment is terminated involuntarily or the executive resigns for good reason during the 270 day period following a Change of Control, then the executive will be entitled to severance equal to one year’s base salary payable over a period of one year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

On April 23, 2002, the Company loaned Mr. Aramini, its President and Chief Executive Officer, $425,000 under the terms of a promissory note. The promissory note carried a fixed interest rate of 5% per annum and the principal and accrued but unpaid interest was due and payable within 60 days of Mr. Aramini’s termination of employment with the Company. On March 26, 2007, Mr. Aramini paid all accrued interest on the promissory note. On February 1, 2008, the Company forgave in full the loan represented by the promissory note, including all accrued and unpaid interest to date, totaling $441,476, in recognition of Mr. Aramini’s dual role as Chief Executive Officer of the Company and as acting President of the Company’s former subsidiary, PWAS, including Mr. Aramini’s critical role in the successful sale of PWAS.

On February 15, 2006, the Company entered into a Note Purchase Agreement with Silver Canyon Services, Inc. (“Silver Canyon”), an unrelated party, pursuant to which the Company issued to Silver Canyon a senior secured note in the principal amount of $5.0 million (the “Note”). On July 31, 2006, Silver Canyon assigned the Note Purchase Agreement and sold the Note to Special Value Bond Fund, LLC, which is managed by TCP. Michael E. Tennenbaum is the Senior Partner of TCP and is Chairman of the Board of the Company. The Note Purchase Agreement was amended on July 31, 2007 to extend the maturity date of the Note to February 15, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of the Company’s Common Stock as of March 20, 2008 by (1) the named executive officers, directors and nominees for director, (2) all of the Company’s executive officers and directors as a group and (3) all other stockholders known by the Company to own beneficially more than five percent of the Common Stock.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent Beneficially Owned (%)(3)
Michael E. Tennenbaum	1,090,105	(4)	25.5%
Tennenbaum & Co., LLC	950,261	(4)	23.0%
Tennenbaum Capital Partners, LLC	621,445	(4)	15.1%
SVIM/MSM, LLC	456,809	(4)	11.1%
Babson Capital Management LLC	1,000,000	(5)	24.2%
MassMutual Life Insurance Company	1,000,000	(5)	24.2%
Clarium LP	413,760	(6)	10.0%
Hovan Capital Management, LLC	400,150	(7)	9.7%
FMR Corp.	245,280	(8)	5.9%
Rustic Canyon Ventures, L.P.	224,374	(9)	5.4%
Adams Financial Concepts, LLC	206,589	(10)	5.0%
Ronald A. Aramini	296,790		6.7%
Thomas C. Richards	166,844		3.9%
Harold T. (“Skip”) Bowling	144,498		3.4%
Ronald W. Yates	98,708		2.3%
Doris K. Sewell	56,000		1.3%
Robert E. Joyal	38,333		0.9%
Hugh Steven Wilson	36,000		0.9%
Randall C. Shealy	20,375		0.5%
All Executive Officers, Directors and Director Nominees as a group (9 persons)	1,947,653		38.0%

(1)

The address for Michael E. Tennenbaum, Tennenbaum & Co., LLC (“TCO”), TCP and SVIM/MSM, LLC (“SVIM/MSM”) is 2951 28th Street, Suite 1000, Santa Monica, California 90405. The address for Babson Capital Management, LLC (“Babson”), is 1500 Main Street, Suite 2800, Springfield, Massachusetts 01115. The address for Massachusetts Mutual Life Insurance Company (“MassMutual Insurance”) is 1295 State Street, Springfield, Massachusetts 01111. The address for Clarium LP is 1 Letterman Drive, Building C, Suite 400, San Francisco, California 94129. The address for Hovan Capital Management, LLC (“Hovan”) is 81 Beach Road, Belvedere, California 94920. The address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. The address for Rustic Canyon Ventures, L.P. is 2425 Olympic Boulevard, Suite 6050W, Santa Monica, California 90404. The address for Adams Financial Concepts, LLC (“Adams Financial”) is 1001 Fourth Avenue, Suite 2330, Seattle, Washington 98154. The address for all other beneficial owners is c/o Alabama Aircraft Industries, Inc., 1943 North 50th Street, Birmingham, Alabama 35212.

(2)	Includes the following shares issuable upon the exercise of outstanding stock options which are exercisable within 60 days of March 20, 2008 (“Option Shares”): Mr. Tennenbaum, 139,844 Option Shares; Mr. Aramini, 296,790 Option Shares; General Richards, 163,000 Option Shares; Mr. Bowling, 144,498 Option Shares; General Yates, 98,708 Option Shares; Ms. Sewell, 56,000 Option Shares; Mr. Joyal, 38,333 Option Shares; Mr. Wilson, 35,000 Option Shares; and Mr. Shealy, 20,375 Options Shares. Beneficial ownership of stockholders with more than 5% beneficial ownership of the Common Stock of the Company has been determined by the Company from the most recent filings as of March 20, 2008 made by such stockholders with the SEC under Section 13 of the Exchange Act.

(3)	Percentage ownership is based on 4,128,950 shares of Common Stock outstanding as of March 20, 2008. In the case of persons who possess outstanding stock options, percentage ownership is based on shares of Common Stock outstanding as of March 20, 2008 and the number of shares underlying options held by such person exercisable within 60 days from said date. In the case of all executive officers, directors and director nominees as a group, percentage ownership is based on shares of Common Stock outstanding as of March 20, 2008 and the number of shares underlying options held by such group exercisable within 60 days from said date.

(4)	Mr. Tennenbaum may be deemed to beneficially own 1,090,105 shares of Common Stock, which includes 456,809 shares which he has shared voting and dispositive power with TCP, SVIM/MSM and TCO, 328,816 shares which he has shared voting and dispositive power with TCO, and 139,844 shares issuable to Mr. Tennenbaum upon the exercise of outstanding stock options that are exercisable within 60 days of March 20, 2008; TCO may be deemed to beneficially own 950,261 shares of Common Stock, which includes 456,809 shares which it has shared voting and dispositive power with TCP, SVIM/MSM and Mr. Tennenbaum, and 328,816 shares which it has shared voting and dispositive power with Mr. Tennenbaum; TCP may be deemed to beneficially own 621,445 shares of Common Stock, which includes 456,809 shares which it has shared voting and dispositive power with SVIM/MSM, TCO and Mr. Tennenbaum; and SVIM/MSM may be deemed to beneficially own 456,809 shares of Common Stock, which it has shared voting and dispositive power with TCP, TCO and Mr. Tennenbaum.

(5)	Babson provides investment advice to MassMutual Insurance, Tower Square Capital Partners, L.P. (“Tower Square”) and TSCP Selective, L.P. (“TSCP”) and acts as investment subadvisor to MassMutual High Yield Partners II LLC (“Mass Mutual High Yield”). Babson claims beneficial ownership of 753,448 shares owned by MassMutual Insurance, 150,000 shares owned by Mass Mutual High Yield, 92,900 shares owned by Tower Square and 3,652 shares owned by TSCP. Babson and MassMutual Insurance share voting and dispositive power over all 1,000,000 shares of Common Stock owned by these entities. This information is based solely upon our review of Amendment No. 6 to Schedule 13D filed by Babson Capital Management, LLC and certain related parties with the SEC on July 20, 2007, reporting beneficial ownership as of July 10, 2007.

(6)	Includes 12,063 shares owned by Clarium Capital Management LLC, an affiliate of Clarium LP. This information is based solely upon our review of Amendment No. 4 to Schedule 13G filed by Clarium LP and Capital Management LLC with the SEC on February 13, 2007, reporting beneficial ownership as of December 31, 2006.

(7)	Includes securities owned by clients of Hovan. Hovan is an investment advisor to its clients. No individual client of Hovan owns more than 5% of Common Stock. This information is based solely upon our review of the Schedule 13G filed by Hovan with the SEC on December 29, 2000, reporting beneficial ownership as of October 18, 2000.

(8)	Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., acts as investment advisor to Fidelity Low Priced Stock Fund, which holds 245,280 shares of Common Stock. This information is based solely upon our review of Schedule 13G filed by FMR Corp. with the SEC on February 14, 2005, reporting beneficial ownership as of December 31, 2004.

(9)	Includes 224,374 shares of Common Stock directly owned by Rustic Canyon Ventures, L.P. (“RCVLP”). Rustic Canyon Ventures GP, LLC (“RCVLLC”) is the general partner of RCVLP and has shared voting and dispositive power over these shares. There are six partners in RCVLLC who also have shared voting and dispositive power over these shares. This information is based solely upon our review of Amendment No. 1 to Schedule 13G filed by RCVLP with the SEC on February 14, 2008, reporting beneficial ownership as of December 31, 2007.

(10)	Includes securities owned by clients of Adams Financial. Adams Financial is an investment advisor to its clients. No individual client of Adams Financial owns more that 5% of Common Stock. This information is based solely upon our review of the Schedule 13G filed by Adams Financial with the SEC on February 27, 2008, reporting beneficial ownership as of December 31, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of ten percent or more of the Common Stock (“Reporting Persons”) are required to report to the SEC on a timely basis the initiation of their status as a Reporting Person and any changes with respect to their beneficial ownership of the Common Stock. Based solely on its review of such forms received by it, with the exception of one late Form 4 filed by Mr. Richards reporting one transaction relating to the exercise of stock options on August 17, 2007, the Company believes that all filing requirements applicable to its directors, executive officers and beneficial owners of ten percent or more of the Common Stock were complied with during 2007.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

General

The Audit Committee of the Board has selected Grant Thornton LLP (“Grant Thornton”) to serve as the Company’s independent registered public accounting firm for 2008. The Audit Committee considered the provision of non-audit services by Grant Thornton in its determination regarding Grant Thornton’s independence. It is expected that a representative of Grant Thornton will be present at the Annual Meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he or she so desires. Grant Thornton has audited the financial statements of the Company for the years ended December 31, 2007 and December 31, 2006.

Audit and Other Fees

The following table provides information relating to the fees billed by Grant Thornton during the fiscal years ended December 31, 2007 and December 31, 2006.

	2007	2006
Audit Fees(1)	$526,065	$441,000
Audit Related Fees(2)	542,530	404,750
Tax Fees(3)	87,870	78,575
All Other Fees	—	—

TOTAL	$1,143,625	$924,325

(1)	Audit fees included fees associated with the annual audit of the Company’s consolidated financial statements and reviews of the Company’s quarterly reports on Form 10-Q.

(2)	Audit related fees include carve-out audits of the Company’s Commercial Services Segment in 2007 and 2006, audits of employee benefit plans in 2007 and 2006, and fees for audit procedures performed on schedules provided to lessors in 2006.

(3)	Tax fees for tax compliance services and miscellaneous international tax assistance.

Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of the Company’s Independent Auditors

The Audit Committee has established a policy that all audit and permissible non-audit services provided by the Company’s independent auditors will be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of the Company’s auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Company’s independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. There are no exceptions to the policy of securing pre-approval of the Audit Committee for any service provided by the Company’s independent accounting firm.

AUDIT COMMITTEE REPORT

The Audit Committee hereby submits the following report:

•	We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2007.

•

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board’s Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with the auditors the auditors’ independence.

•	We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61, Communications with Audit Committee, as currently in effect.

Based on the reviews and discussions referred to above, we recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. It should be noted that management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

Audit Committee:

Robert E. Joyal

Thomas C. Richards

Ronald W. Yates

DEADLINE FOR STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Company’s 2009 Annual Meeting of Stockholders must be received by the Company by December 16, 2008 to be considered for inclusion in the Company’s proxy statement relating to such meeting.

The Company’s Bylaws require stockholders to give the Company advance notice of any proposal or director nomination to be submitted at any meeting of stockholders. The Bylaws prescribe the information to be included in such notice. In accordance with the Company’s Bylaws, a stockholder must notify the Company after February 14, 2009 and before March 16, 2009 of a proposal for the 2009 Annual Meeting which the stockholder intends to present other than by inclusion in the Company’s proxy material. If the Company does not receive such notice after February 14, 2009 and prior to March 16, 2009, proxies solicited by the Board will confer discretionary authority to vote upon any such matter. Any proposal must be submitted in writing by certified mail, return receipt requested, to Alabama Aircraft Industries, Inc., Attention: Secretary, 1943 North 50th Street, Birmingham, Alabama 35212.

ANNUAL REPORT TO STOCKHOLDERS

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO, AS FILED WITH THE SEC, IS ENCLOSED WITH THIS PROXY STATEMENT. IF SUCH ANNUAL REPORT ON FORM 10-K IS NOT SO INCLUDED, PLEASE ADDRESS NOTIFICATION TO ALABAMA AIRCRAFT INDUSTRIES, INC., ATTENTION: VICE PRESIDENT—LEGAL AND CORPORATE AFFAIRS, 1943 NORTH 50th STREET, BIRMINGHAM, ALABAMA 35212.

OTHER MATTERS

The Company does not know of any business other than that described herein which will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other business shall properly come before the Annual Meeting, shares represented by Proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes.

BY ORDER OF THE BOARD OF DIRECTORS

Ronald A. Aramini

President and Chief Executive Officer

Birmingham, Alabama

April 15, 2008

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DESIGNATION (IF ANY)		000000000.000000 ext 000000000.000000 ext
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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 5:30 p.m., Central Time, on May 14, 2008.

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Vote by Internet • Log on to the Internet and go to www.investorvote.com/AAII • Follow the steps outlined on the secured website.

Vote by telephone

•        Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•        Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A	Election of Directors — The Board of Directors recommends a vote FOR all the nominees.

1. Nominees:	For	Withhold		For	Withhold	+
01 - Hugh Steven Wilson	☐	☐	02 - Thomas C. Richards	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/	/

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy — Alabama Aircraft Industries, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2008

The undersigned stockholder of Alabama Aircraft Industries, Inc., a Delaware corporation (the “Company”), hereby appoints Robert E. Joyal and Doris K. Sewell, and each of them, as proxies for the undersigned with full power of substitution, to attend the annual meeting of the Company’s stockholders to be held on May 15, 2008 at 9:00 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the annual meeting with all powers possessed by the undersigned if personally present at the annual meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

All other proxies heretofore given by the undersigned to vote shares of stock of the Company, which the undersigned would be entitled to vote if personally present at the annual meeting or any adjournment or postponement thereof, are hereby expressly revoked.

PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.